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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1




                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 19, 1997



                             CONTINUCARE CORPORATION
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       0-21910                                           59-2716023
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)



         CONTINUCARE CORPORATION
         100 SOUTHEAST 2ND STREET, 36TH FLOOR
         MIAMI, FLORIDA                                               33131
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                        (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective September 19, 1997, Continucare Corporation, a Florida corporation (the "Registrant"), through a wholly-owned subsidiary, Continucare Home Health of Broward, Inc., as assignee, acquired all of the issued and outstanding capital stock of Maxicare, Inc., d/b/a Maxicare of Broward County, Inc., a Delaware corporation ("Maxicare"). Maxicare is a Medicare certified home health agency engaged in the business of providing home health services to patients in Broward County, Florida. The aggregate purchase was $2.7 million. The former shareholder of Maxicare is also entitled to receive additional consideration, not to exceed $300,000, if certain targets are achieved during the two-year period after the closing date. The source of the consideration paid by the Registrant was as follows: (i) $2.5 million from the Registrant's credit facility with First Union National Bank of Florida, and (ii) $200,000 from the Registrant's working capital.

         The foregoing summary is qualified in its entirety by a copy of the Agreement attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Not applicable. The Registrant filed its Annual Report on Form 10-KSB, for the period ended June 30, 1997 with the Securities and Exchange Commission on September 29, 1997, as amended by Form 10-KSB/A on October 28, 1997. As a result, the acquisition of Maxicare is not an acquisition of a "significant" amount of assets, as defined in the instructions to Form 8-K and Regulation S-X.

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Not applicable.

         (c)      EXHIBITS

                  2.1 Stock Purchase Agreement, dated as of August 13, 1997, by and among Continucare Home Health Services, Inc., a wholly owned subsidiary of Continucare Corporation; Maxicare, Inc. d/b/a Maxicare of Broward County, Inc. ("Maxicare"); and the holders of Maxicare capital stock set forth therein.*



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*Previously filed.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CONTINUCARE CORPORATION




Date:  November 25, 1997                   By: /s/ Charles M. Fernandez
                                              ---------------------------------
                                              Charles M. Fernandez
                                              Chairman, Chief Executive Officer
                                              and President